Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-xxxxx) to be filed on or about November 7, 2003, pertaining to Discovery Laboratories, Inc. 401(k) Plan of our report dated February 26, 2003, with respect to the consolidated financial statements of Discovery Laboratories, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
November 7, 2003


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